EXHIBIT 10.1

AMENDMENT TO THE SECOND AMENDED AND RESTATED
MANAGEMENT AGREEMENT
This AMENDMENT dated effective as of January 1, 2016 to the SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT made as of the 1st day of August 2013 (the “Management Agreement”), among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), COMMODITY ADVISORS FUND L.P., a Delaware limited partnership (the “Partnership”) and JE MOODY & COMPANY LLC, a Delaware limited liability company (the “Advisor”, and together with CMF and the Partnership, the “Parties”).
W I T N E S S E T H:
WHEREAS, CMF allocates, from time to time, a certain amount of the assets of the Partnership to the Advisor to trade directly or through an investment in JEM Master Fund L.P. pursuant to the Management Agreement; and
WHEREAS, effective January 1, 2016, the Advisor’s monthly fee for professional management services is being reduced to 1/12 of 1.50% (1.50% per year); and
WHEREAS, the Parties wish to amend the Management Agreement to reflect this change,
NOW, THEREFORE, the parties agree as follows:
1.    The text of Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:
“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable quarterly equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 1/12 of 1.50% (1.50% per year) of the month-end Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the Partnership’s Net Assets allocated to the Advisor as of the last business day of each month by 1.50% and dividing the result thereof by 12). For the avoidance of doubt, the leverage employed by the Program will have no impact on fee calculations.”

2.    The foregoing amendment shall take effect as of the 1st day of January 2016.

3.    In all other respects the Management Agreement remains unchanged and of full force and effect.

4.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute the same agreement.

5.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By:	/s/ Patrick T. Egan
Patrick T. Egan
President & Director

COMMODITY ADVISORS FUND L.P.

By: Ceres Managed Futures LLC, its general partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President & Director

JE MOODY & COMPANY LLC

By:	/s/ John E Moody
Name: John E Moody
Title: Principal

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